As filed with the Securities and Exchange Commission on July 31, 2018

Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

PATTERSON-UTI ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1381	75-2504748
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

10713 West Sam Houston Parkway North, Suite 800 Houston, Texas 77064 (281) 765-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seth D. Wexler Senior Vice President, General Counsel and Secretary Patterson-UTI Energy, Inc. 10713 West Sam Houston Parkway North, Suite 800 Houston, Texas 77064 (281) 765-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Tull R. Florey Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
3.95% Senior Notes due 2028	$525,000,000	$65,362.50
(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2018

PROSPECTUS

Patterson-UTI Energy, Inc.

Offer to Issue

up to $525,000,000 of

3.95% Senior Notes due 2028

in exchange for

up to $525,000,000 of

3.95% Senior Notes due 2028

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2018, unless we extend or earlier terminate the exchange offer.

The Exchange Notes:

•

Patterson-UTI Energy, Inc. is offering to issue $525,000,000 aggregate principal amount of 3.95% Senior Notes due 2028 (the “New Notes”) in an exchange offer registered under the Securities Act of 1933, as amended (the “Securities Act”), for $525,000,000 aggregate principal amount of outstanding 3.95% Senior Notes due 2028 (the “Old Notes”) that are subject to transfer restrictions under the Securities Act. The term “Notes” refers to both the Old Notes and the New Notes.

Material Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2018, unless extended or earlier terminated.
•	Upon expiration of the exchange offer, all Old Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the New Notes.
•	You may withdraw tendered Old Notes at any time prior to the expiration of the exchange offer.
•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.
•	If you fail to tender your Old Notes, you will continue to hold transfer restricted securities and it may be difficult for you to transfer them.
•

Each broker-dealer that receives New Notes for its own account in this exchange offer in exchange for Old Notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge by way of the letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of the New Notes received in the exchange offer.  We have agreed that, for a period of up to 180 days after the expiration date of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

•	There is no existing public market for the Old Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or quotation system.

Investing in the New Notes involves risks. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with any information other than the information contained in this prospectus and in the accompanying letter of transmittal. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than its respective date.

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ABOUT THIS PROSPECTUS

We have filed with the SEC a registration statement on Form S-4 with respect to the New Notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at http://www.sec.gov. See “Incorporation of Certain Documents by Reference.”

In addition, this prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. You may also obtain this information without charge by writing us at the following address or telephoning us at the following telephone number:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

In order to ensure timely delivery, you must request the information no later than                , 2018, which is five business days before the expiration of the exchange offer.

In this prospectus, unless we state otherwise or the context indicates or otherwise requires, “Patterson-UTI,” the “Company,” “we,” “our,” “us” or like terms mean Patterson-UTI Energy, Inc. and its consolidated subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should assume that the information in this prospectus is current only as of the date on the front page of this prospectus and that the information contained in the documents incorporated by reference in this prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering, excluding any information furnished and not filed with the SEC prior to the date of this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018;
•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed with the SEC on May 1, 2018 and July 30, 2018, respectively; and
•	Current Reports on Form 8-K, filed with the SEC on April 21, 2017, January 11, 2018, January 19, 2018, March 19, 2018, March 27, 2018, April 3, 2018 and June 15, 2018.

Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway North, Suite 800

Houston, Texas 77064

(281) 765-7100

Except for the incorporated documents referred to above, no other information, including information on or that can be accessed through our website, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995, as amended. These “forward-looking statements” involve risk and uncertainty. These forward-looking statements include, without limitation, statements relating to: liquidity; revenue and cost expectations and backlog; financing of operations; oil and natural gas prices; rig counts, source and sufficiency of funds required for building new equipment; upgrading existing equipment and additional acquisitions (if opportunities arise); impact of inflation; demand for our services; competition; equipment availability; government regulation; debt service obligations; and other matters. Our forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” or the negative thereof and other words and expressions of similar meaning. The forward-looking statements are based on certain assumptions and analyses we make in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These risks and uncertainties also include those set forth under “Risk Factors” as well as, among others, risks and uncertainties relating to:

•	availability of capital and the ability to repay indebtedness when due;
•	volatility in customer spending and in oil and natural gas prices that could adversely affect demand for our services and their associated effect on rates;
•	loss of key customers;
•	utilization, margins and planned capital expenditures;
•	synergies, costs and financial and operating impacts of acquisitions;
•	interest rate volatility;
•	compliance with covenants under our debt agreements;
•	excess availability of land drilling rigs, pressure pumping and directional drilling equipment, including as a result of reactivation, improvement or construction;
•	specialization of methods, equipment and services and new technologies;
•	operating hazards attendant to the oil and natural gas business;
•	failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts);
•	difficulty in building and deploying new equipment;
•	expansion and development trends of the oil and natural gas industry;
•	weather;

•	shortages, delays in delivery, and interruptions in supply, of equipment and materials;
•	the ability to retain management and field personnel;
•	the ability to effectively identify and enter new markets;
•	the ability to realize backlog;
•	strength and financial resources of competitors;
•	environmental risks and ability to satisfy future environmental costs;
•	global economic conditions;
•	adverse oil and natural gas industry conditions;
•	adverse credit and equity market conditions;
•	operating costs;
•	competition and demand for our services;
•	liabilities from operational risks for which we do not have and receive full indemnification or insurance;
•	governmental regulation;
•	ability to obtain insurance coverage on commercially reasonable terms;
•	financial flexibility;
•	legal proceedings and actions by governmental or other regulatory agencies;
•	technology-related disputes; and
•	other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.

We caution that the foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings. You are cautioned not to place undue reliance on any of our forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise. In the event that we update any forward-looking statement, no inference should be made that we will make additional updates with respect to that statement, related matters or any other forward-looking statements. All subsequent written and oral forward-looking statements concerning us or other matters and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference herein and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes and the exchange offer.

Our Company

We are a provider of oilfield services and products to oil and natural gas exploration companies in North America, including market leading positions in contract drilling, pressure pumping and directional drilling services. We were formed in 1978 and reincorporated in 1993 as a Delaware corporation.

Our contract drilling business operates in the continental United States and western Canada, and we are pursuing contract drilling opportunities outside of North America.  Our pressure pumping business operates primarily in Texas and the Mid-Continent and Appalachian regions.  We also provide a comprehensive suite of directional drilling services in most major producing onshore oil and gas basins in the United States, and we provide services that improve the accuracy of horizontal wellbore placement.  We have other operations through which we provide oilfield rental tools in select markets in the United States, and we also manufacture and sell pipe handling components and related technology to drilling contractors in North America and other select markets.  In addition, we own and invest, as a non-operating working interest owner, in oil and natural gas assets that are primarily located in Texas and New Mexico.

Our principal executive offices are located at 10713 West Sam Houston Parkway North, Suite 800, Houston, Texas 77064, and our telephone number at that address is (281) 765-7100. Our website address is www.patenergy.com. The information on our website is not incorporated by reference herein and does not constitute a part of this prospectus.

Risk Factors

Investing in the Notes involves substantial risks and uncertainties. See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer or purchase any Notes.

The Exchange Offer

A brief description of the material terms of the exchange offer follows. We are offering to exchange the New Notes for the Old Notes. The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes. For a more complete description, see “Description of the Notes” and “The Exchange Offer.”

Old Notes

3.95% Senior Notes due 2028, which we issued on January 19, 2018. $525,000,000 aggregate principal amount of the Old Notes were issued under the indenture, as defined below under “Description of the Notes.”

New Notes

3.95% Senior Notes due 2028, the issuance of which has been registered under the Securities Act. The form and the terms of the New Notes are substantially identical to those of the Old Notes, except that certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes.

The Exchange Offer

We are offering to issue up to $525,000,000 aggregate principal amount of New Notes in exchange for a like principal amount of Old Notes to satisfy our obligations under the registration rights agreement that we entered into when the Old Notes were issued in transactions exempt from or not subject to registration pursuant to Rule 144A and Regulation S under the Securities Act.

Expiration Date; Tenders

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2018, unless we extend or earlier terminate the exchange offer. By tendering your Old Notes, you represent to us that:

•      any New Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•      at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the New Notes in violation of the Securities Act;

•      you are not our “affiliate,” as defined in Rule 405 under the Securities Act; and

if you are a broker-dealer that will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes you receive; for further information regarding resales of the New Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Withdrawal; Non-Acceptance

You may withdraw any Old Notes tendered in the exchange offer at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any Old Notes tendered for exchange,

the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Old Notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer

We are not required to accept for exchange or to issue New Notes in exchange for any Old Notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•      the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•      an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•      we do not receive all the governmental approvals that we deem necessary to consummate the exchange offer; or

•      there has been proposed, adopted or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes

Unless you comply with the procedures described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•      tender your Old Notes by sending (i) the certificates for your Old Notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to Wells Fargo Bank, National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent”; or

•      tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message, as defined below under “The Exchange Offer—Procedures for Tendering Old Notes,” instead of the letter of transmittal, to the exchange agent. For a book-

entry transfer to constitute a valid tender of your Old Notes in the exchange offer, Wells Fargo Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.” As used in this prospectus, the term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Guaranteed Delivery Procedures

If you are a registered holder of Old Notes and wish to tender your Old Notes in the exchange offer, but:

•      the Old Notes are not immediately available;

•      time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

•      the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer;

then you may tender Old Notes by following the procedures described below under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender them on your behalf.

Certain U.S. Federal Income Tax Considerations

The exchange of Old Notes for New Notes in the exchange offer is not expected to be a taxable transaction for U.S. federal income tax purposes. See the discussion below under the caption “Certain U.S. Federal Income Tax Considerations” for more information regarding certain U.S. federal income tax consequences of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange Agent

Wells Fargo Bank, National Association, is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.”

Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•      you are acquiring the New Notes in the ordinary course of your business;

•      you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the New Notes; and

•      you are neither an affiliate of ours nor a broker-dealer tendering Notes acquired directly from us for your own account.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in, the distribution of New Notes:

•      you cannot rely on the applicable interpretations of the staff of the SEC;

•      you will not be entitled to tender your Old Notes in the exchange offer; and

•      you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes issued in the exchange offer.

Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:

•      may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters (collectively, the “Exxon Capital Letters”); and

•      must also be named as a selling noteholder in the prospectus relating to any resale transaction.

Registration Rights Agreement for the Old Notes

When we issued the Old Notes on January 19, 2018, we and the initial purchasers entered into a registration rights agreement pursuant to which we agreed to use our commercially reasonable efforts to file a registration statement with respect to an offer to exchange the Old Notes for substantially identical notes registered under the Securities Act. This exchange offer is being made pursuant to that registration rights agreement. We also agreed to use commercially reasonable efforts to cause the registration statement to be declared effective and to consummate such exchange offer on or prior to 350 days after January 19, 2018. We also agreed to use our commercially reasonable efforts to file and cause to become effective a shelf registration statement relating to the resale of the Notes under certain circumstances. If we fail to satisfy these obligations, we may be required to pay additional interest on the Notes.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes in the exchange offer, your Old Notes will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement, except as otherwise specified in that agreement. In addition, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only if they are offered or sold:

•	in a transaction registered under the Securities Act and applicable state securities laws;
•	under an exemption from registration under the Securities Act and applicable state securities laws; or
•	in a transaction not subject to the Securities Act and applicable state securities laws.

We do not intend to register the resale of the Old Notes under the Securities Act, and holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have registration rights with respect to the Old Notes except in the limited circumstances provided in the registration rights agreement. Under some circumstances, as described in the registration rights agreement, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell New Notes received in the exchange offer, may require us to file, and to use commercially reasonable efforts to cause to become effective, a shelf registration statement covering resales of the Old Notes by such holders. For more information regarding the consequences of not tendering your Old Notes, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Summary Description of the Notes

A brief description of the material terms of the New Notes follows. The terms of the New Notes and those of the Old Notes are substantially identical, except that certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. For a more complete description, see “Description of the Notes.”

Issuer	Patterson-UTI Energy, Inc., a Delaware corporation
New Notes Offered	$525,000,000 of our 3.95% Senior Notes due 2028
Maturity Date	The New Notes will mature on February 1, 2028.

Interest Rate	The New Notes will bear interest at the rate of 3.95% per annum.
Interest Payment Dates

We will pay interest semi-annually in arrears on the New Notes on each February 1 and August 1, with the next interest payment date being August 1, 2018. The initial interest payment on the New Notes will include all accrued and unpaid interest on the Old Notes exchanged therefor.

No Guarantees

The Old Notes were initially guaranteed on a senior unsecured basis by certain of our subsidiaries.  These guarantees were automatically released in connection with our entry into an amended and restated credit agreement (the “Credit Agreement”) on March 27, 2018. None of our subsidiaries are currently required to be a guarantor of the Notes.

Ranking

The New Notes will be our senior unsecured debt obligations and will be:

•      pari passu in right of payment with all of our existing and future unsecured senior debt, including our 4.97% series A senior notes due 2020, our 4.27% series B senior notes due 2022 (together, the “Existing Senior Notes”), the Old Notes and debt under our Credit Agreement;

•      senior in right of payment to all of our future subordinated debt;

•      effectively subordinated to all of our future secured debt to the extent of the value of the assets securing such debt; and

•      structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries.

Optional Redemption

We may redeem the Notes at our option, in whole or in part, at any time or from time to time prior to November 1, 2027 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on those Notes to the redemption date, plus the make-whole amount, if any, as described under “Description of the Notes—Optional Redemption.” We may redeem the Notes at our option, in whole or in part, at any time or from time to time on or after November 1, 2027 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on those Notes to the redemption date.

Change of Control Offer

If a change of control triggering event occurs, unless we have exercised our option to redeem the Notes, we will be required, subject to certain exceptions, to make an offer to each holder of Notes to repurchase all or any part of that holder’s Notes for cash equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, on those Notes to the repurchase date. See “Description of the Notes—Change of Control Offer.”

Certain Covenants

The Notes are subject to certain covenants that, among other things, limit our ability to incur certain liens, engage in sale and lease-back transactions or consolidate, merge or transfer all or substantially all of our assets. See “Description of the Notes—Covenants.”

No Established Trading Market

The New Notes are a new issue of securities with no established trading market. The New Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the New Notes will develop. If an active or liquid trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected.

Form and Denominations

The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of DTC. Beneficial interests in the New Notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants of DTC.

Governing Law	The indenture is, and the New Notes will be, governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

An investment in the New Notes involves certain risks. In consultation with your own financial and legal advisors, you should carefully consider the following discussion of risks before deciding whether an investment in the New Notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 before investing in the New Notes. You should also carefully consider the risks and other information, documents or reports included in or incorporated by reference into this prospectus. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Relating to the Notes

The Notes are equal in right of payment to a substantial portion of our other unsecured senior indebtedness.

Our payment obligations under the Notes are unsecured and equal in right of payment to a substantial portion of our current and future indebtedness, including indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness. Subject to certain restrictions on secured debt, the indenture governing the Notes does not limit the ability of us or our subsidiaries to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank equal in right of payment with the Notes. If we incur any additional indebtedness and other obligations that rank equally in right of payment with the Notes, the holders of that debt would be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you.

The Notes are effectively subordinated to any existing and future liabilities of our subsidiaries. We may require cash from our subsidiaries to make payments on the Notes.

We conduct our businesses through subsidiaries. Our ability to meet our principal and interest payment obligations on our indebtedness, including the Notes, depends in large part on dividends and other distributions paid to us by our subsidiaries. Provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make dividends or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to make dividends and other distributions. If we are unable to obtain cash from such entities to fund required payments in respect of the Notes, we may be unable to make payments of principal of or interest on the Notes. Our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. In addition, the rights that we and our creditors would have to participate in the assets of a subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors. Accordingly, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

We may in the future have additional subsidiaries and your ability to make a claim against such subsidiaries may also be limited. In addition, the indenture for the Notes will permit all of these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Changes in our credit rating or outlook could adversely affect the market price or liquidity of the Notes.

Credit rating agencies continually revise their ratings and outlook for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings or outlook for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the Notes. A negative change in our ratings or outlook could have an adverse effect on the price of the Notes.

We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes.

An active trading market for the Notes may not develop.

There is no existing market for the Notes and no market may develop for the Notes. The ability of noteholders to sell their Notes, or the price at which noteholders will be able to sell their Notes, will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition and the market for similar securities. We do not intend to apply to list the Notes on any securities exchange or for quotation of the Notes in any dealer quotation system.

The protections provided in the indenture and the Notes are limited, and we may take actions that could adversely affect the Notes.

The indenture governing the Notes contains limited covenants, including those restricting our ability and our subsidiaries’ ability to create certain liens, to enter into certain sale and leaseback transactions or to consolidate, merge or transfer all or substantially all our assets.  The indenture does not restrict our ability to engage in, or to otherwise be a party to, a variety of other corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes. The limited covenants contained in the indenture and the Notes would not necessarily afford holders of the Notes protection in the event of a highly leveraged or other transaction involving us that may adversely affect such holders, including by increasing the amount of our indebtedness outstanding at such time or otherwise affecting our capital structure.  In addition, the limitation on liens and limitation on sale and leaseback covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See “Description of the Notes—Covenants.” In light of these exceptions, holders of the Notes may be structurally or contractually subordinated to new lenders.

We may not be able to repurchase the notes upon a change of control.

Upon a “Change of Control Triggering Event” as defined under “Description of the Notes—Change of Control Offer,” we would be required to offer to repurchase all or any part of the Notes then outstanding at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, on such Notes to the repurchase date, subject to certain exceptions, unless we have exercised our option to redeem the Notes in whole. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes, we expect that we would have to refinance the Notes. We cannot assure you that we would be able to refinance the Notes on favorable terms, if at all. Our failure to offer to purchase all outstanding Notes or to purchase all validly tendered Notes would be an event of default under the indenture governing the Notes. Such an event of default may result in defaults and acceleration of our other indebtedness. Our future indebtedness may also contain restrictions on repayment requirements with respect to specified events or transactions that constitute a Change of Control Triggering Event under the indenture.  See “Description of the Notes—Change of Control Offer.”

Certain important corporate events, such as takeovers, recapitalizations, restructurings, mergers, asset sales or similar transactions, may not constitute a change of control under the indenture governing the Notes or, even if they do constitute a change of control thereunder, may not result in a rating decline within 60 days following consummation thereof, and thus would not permit the holders of the Notes to require us to repurchase the Notes. In addition, the definition of change of control in the indenture governing the Notes includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets.  Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person or group may be uncertain.

We may not be able to generate sufficient cash to service all of our debt, including the Notes, our Existing Senior Notes and debt under our Credit Agreement, and we may be forced to take other actions to satisfy our obligations under our debt, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

In addition, if our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our debt, including the Notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and would permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of such cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. However, our Credit Agreement and Existing Senior Notes contain restrictions on our ability to dispose of assets. We may not be able to consummate those dispositions, and any proceeds may not be adequate to meet any debt service obligations then due.

Risks Relating to the Exchange Offer

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your Old Notes in the exchange offer, your Old Notes will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement, except as otherwise specified in that agreement. In addition, you will continue to be subject to the restrictions on transfer applicable to your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the resale of the Old Notes under the Securities Act.

Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of Old Notes. As Old Notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding Old Notes will decrease. This decrease could reduce the liquidity of any trading market for the Old Notes. We cannot assure you of the liquidity, or even the continuation, of any trading market for the outstanding Old Notes following the exchange offer.

For further information regarding the consequences of not tendering your Old Notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Certain U.S. Federal Income Tax Considerations.”

You must comply with the exchange offer procedures to receive New Notes.

Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after receipt by the exchange agent of the following prior to the expiration of the exchange offer:

•

certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the exchange agent’s account at DTC, New York, New York, as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•

a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but that we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased Old Notes for its own account as part of market-making or trading activities must deliver a prospectus meeting the requirements of the Securities Act when it sells New Notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

	Six Months Ended June 30, 2018	Years Ended December 31,
		2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	—	—	—	—	5.6x	6.6x

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, plus fixed charges and amortization of capitalized interest, less interest capitalized. “Fixed charges” consist of interest expensed (which includes amortized premiums, discounts and capitalized expenses related to indebtedness) and capitalized and estimates of interest within rental expense.

We would have needed to generate additional earnings of $51.8 million, $324.9 million, $492.5 million and $445.0 million to achieve a ratio of earnings to fixed charges of 1:1 for the six months ended June 30, 2018 and the years ended December 31, 2017, 2016 and 2015, respectively.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive in exchange Old Notes in like principal amount. We will cancel all Old Notes received in exchange for New Notes in the exchange offer.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

On the terms and subject to the conditions set forth in this prospectus, we will accept for exchange Old Notes that are validly tendered and not validly withdrawn prior to the expiration date. When we refer to the term expiration date, we mean 5:00 p.m., New York City time,            , 2018. We may, however, extend the period of time that the exchange offer is open or earlier terminate the exchange offer. If we extend the exchange offer, the term expiration date means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $525,000,000 aggregate principal amount of Old Notes are outstanding, representing the aggregate principal amount of Old Notes issued under the indenture, as defined below, dated as of January 19, 2018.

We expressly reserve the right to extend the period of time that the exchange offer is open, and consequently delay acceptance for exchange of any Old Notes, by providing notice of an extension as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any Old Notes, upon the occurrence of any of the events specified under “—Conditions to the Exchange Offer.” In the event of a material change in the exchange offer, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will provide notice of any extension, amendment, nonacceptance or termination of the exchange offer to the holders of the Old Notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

Your tender to us of Old Notes as set forth below and our acceptance of Old Notes will constitute a binding agreement between us and you on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” prior to the expiration date. In addition:

•	certificates for Old Notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal; or
•

a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of Old Notes, if this procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described below under “—Book-Entry Transfers” must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent’s message in place of the letter of transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

•	by a holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an “Eligible Institution” in this prospectus). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering Old Notes, you represent to us that, among other things:

•	the holder is not our “affiliate,” as defined in Rule 405 under the Securities Act;
•	any New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder; and
•

at the time of commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the New Notes in violation of the Securities Act.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that such holder is not engaged in and does not intend to engage in a distribution, within the meaning of the Securities Act, of the New Notes.

If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC;
•	will not be entitled to tender your Old Notes in the exchange offer; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes issued in the exchange offer. We have agreed that, for a period of up to 180 days after the expiration date of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in the Exxon Capital Letters; and
•	must also be named as a selling noteholder in the prospectus relating to any resale transaction.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Old Notes validly tendered and not validly withdrawn prior to the expiration date. We will issue the New Notes promptly after any such acceptance. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each Old Note accepted for exchange will receive a New Note in a principal amount equal to that of the surrendered Old Notes. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been so paid, from January 19, 2018. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment for accrued interest on the Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the Old Notes.

In all cases, the issuance of New Notes for Old Notes that are accepted for exchange will only be made after receipt by the exchange agent prior to the expiration date of:

•	certificates for such Old Notes or a book-entry confirmation of such Old Notes into the exchange agent’s account at DTC;
•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and
•	all other required documents.

If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, the nonexchanged Old Notes will be credited to an account maintained with DTC, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program (“ATOP”) procedures to tender Old Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Old Notes by causing the book-entry transfer facility to transfer such Old Notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Old Notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal.

Guaranteed Delivery Procedures

If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

•

prior to the expiration date, the exchange agent receives from an Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by facsimile transmission, mail or hand delivery, setting forth your name, address and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

•

the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw your tender of Old Notes at any time prior to the expiration date. To be effective, a written notice of withdrawal, by facsimile transmission, mail or hand delivery, must be received by the exchange agent prior to the expiration date at the address set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the Old Notes to be withdrawn;
•	the Old Notes to be withdrawn, including the principal amount of such Old Notes;
•	where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder; and
•	that the holder is withdrawing its election to have such Old Notes exchanged.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC prior to the expiration date.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;
•	an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;
•	we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or
•	there has been proposed, adopted or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Old Notes tendered, and we will not issue New Notes in exchange for any such Old Notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the indenture is no longer qualified under the Trust Indenture Act of 1939, as amended.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 South Fourth Street Minneapolis, MN 55402

or by facsimile at (877) 407-4679
to confirm by telephone or for information at (800) 344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will bear the expenses of soliciting acceptances of the exchange offer.  The principal solicitation is being made by electronic mail; however, we may make additional solicitation by e-mail, telephone, facsimile or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer.  We will, however, pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of its services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreement, except as otherwise specified in that agreement. In addition, your Old Notes will continue to be subject to the provisions of the indenture relating to the Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes described in the legend on your Old Notes. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the resale of the Old Notes under the Securities Act. Holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have any registration rights with respect to their Old Notes (except in the case of the initial purchasers and participating broker-dealers as provided in the registration rights agreement).

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the New Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of New Notes, as set forth below. However, any purchaser of New Notes who is one of our “affiliates” as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

•	will not be able to rely on the interpretation of the SEC’s staff;
•	will not be able to tender its Old Notes in the exchange offer; and
•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC’s staff would make a similar determination with respect to the New Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

This prospectus may be used for an offer to resell, resale or other transfer of New Notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the Old Notes for your own account as a result of market-making activities or other trading activities. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge by way of the letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of New Notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Old Notes.

DESCRIPTION OF THE NOTES

Patterson-UTI Energy, Inc. (the “Issuer”) issued the Old Notes and will issue the New Notes described in this prospectus under a base indenture, together with a supplement thereto establishing the terms of the Notes (together, the “indenture”), each dated as of January 19, 2018 among the Issuer, certain subsidiaries of the Issuer that initially guaranteed the Old Notes, and Wells Fargo Bank, National Association, as trustee. The New Notes are substantially identical to the Old Notes except that certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. The term “Notes” refers to both the Old Notes and the New Notes.

The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Issuer may issue additional Notes (the “additional notes”) from time to time without notice or the consent of holders of the Notes, provided that such additional notes will not have the same CUSIP, ISIN or other identifying numbers as the Notes offered hereby unless such additional notes are fungible with the Notes offered hereby for U.S. federal income tax purposes.  The New Notes issued in this exchange offer, any Old Notes that remain outstanding after this exchange offer and any additional notes subsequently issued under the indenture will be treated as a single series of securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.  Except as otherwise specified herein, all references to the “Notes” include any additional notes.  The Issuer may also issue other series of debt securities from time to time under the base indenture.  References in this description to the “Issuer” refer only to Patterson-UTI Energy, Inc. and not to any of its Subsidiaries.

This Description of the Notes is intended to be a useful overview of the material provisions of the Notes and the indenture.  Since this description is only a summary, you should refer to the indenture for a complete description of the Issuer’s obligations and your rights.

The Notes will:

•	mature on February 1, 2028, unless redeemed or repurchased prior to that date pursuant to the provisions described under “—Optional Redemption” and “—Change of Control Offer”;
•	be unsecured;
•	be effectively junior in right of payment to any of the Issuer’s future secured debt, to the extent of the value of the collateral therefor;
•

rank equally in right of payment with all of the Issuer’s existing and future unsecured unsubordinated debt, including the Issuer’s 4.97% Series A Senior Notes due 2020 and the Issuer’s 4.27% Series B Senior Notes due 2022 (together, the “Existing Senior Notes”) and indebtedness under the Credit Agreement;

•	be senior in right of payment to any of the Issuer’s future subordinated debt; and
•	be structurally junior to all debt and other liabilities of the Issuer’s Subsidiaries, other than any Subsidiaries that may guarantee the Notes in the future.

The indenture will contain no restrictions on the amount of additional indebtedness that the Issuer or its Subsidiaries may issue or guarantee in the future.

Interest

Interest on the Notes accrues at the rate of 3.95% per annum, commencing on January 19, 2018.

Interest on the Notes will be payable semi-annually on February 1 and August 1 of each year, with the next interest payment date being August 1, 2018, to the persons in whose names the Notes are registered at the close of business on the preceding January 15 and July 15, respectively. The initial interest payment on the New Notes will include all accrued and unpaid interest on the Old Notes exchanged therefor. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any scheduled payment date with respect to the Notes is not a business day, then the related payment will be paid on the next succeeding business day with the same force and effect as if made on such scheduled payment date, and no interest will accrue as a result of such delay.

Payments on the Notes; Paying Agent and Registrar

The Issuer will pay principal of and interest on any Notes issued in certificated form at the office or agency the Issuer designates in The City of New York, except that the Issuer may pay interest on any Notes in certificated form either at the corporate trust office of the trustee in The City of New York or, at the Issuer’s option, by check mailed to holders of the Notes at their registered addresses as they appear in the registrar’s books.  In addition, if a holder of any Notes in certificated form has given wire transfer instructions to an account in the United States in accordance with the indenture, the Issuer will make all payments on those Notes by wire transfer.

The Issuer has initially designated the trustee, at its corporate trust office in The City of New York, to act as its paying agent and registrar.  The Issuer may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuer or any Subsidiary of the Issuer may act as paying agent or registrar.

The Issuer will pay principal of and interest on any Note in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

Transfer and Exchange

A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture.  The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge will be imposed by the Issuer, the trustee or the registrar for any registration of transfer or exchange of Notes, but the Issuer may require a holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  The Issuer is not required to transfer or exchange any Note (1) for a period of 15 business days before the giving of notice of redemption or a notice of a Change of Control Offer or (2) selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The registered holder of a Note will be treated as the owner of it for all purposes.

Guarantees

The Old Notes were initially guaranteed on a senior unsecured basis by certain of the Issuer’s Subsidiaries.  These guarantees were automatically released in connection with the Issuer’s entry into an amended and restated credit agreement on March 27, 2018. None of the Issuer’s Subsidiaries are currently required to be a guarantor of the Notes.

The indenture provides that, if any Subsidiary of the Issuer guarantees Debt of the Issuer or another guarantor under the Credit Agreement, the Existing Senior Notes or any other credit facility in excess of $50 million, then that Subsidiary will within 30 business days of such guarantee enter into a supplemental indenture under which it will fully and unconditionally guarantee on a senior unsecured basis the due and punctual payment of the principal of, premium, if any, and interest on the Notes and any other payment obligations of the Issuer under the Notes when and as they become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, if the Issuer is unable to satisfy these obligations.  Any guarantee of a Subsidiary entered into in accordance with the foregoing will be a joint and several obligation of the Subsidiary and any other guarantors and will be subject to limitations intended to prevent the obligations from being treated as a fraudulent conveyance.

Any such guarantee will be released automatically and unconditionally if (i) the guarantor ceases to provide a guarantee of Debt of the Issuer or another guarantor under the Credit Agreement and the Existing Senior Notes and no Event of Default has occurred and is continuing; (ii) the Issuer’s direct or indirect limited partnership, limited liability company or other equity interest in such guarantor is sold or otherwise disposed of (by merger or otherwise) to any person that is not the Issuer or a Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary; (iii) such guarantor merges into the Issuer or another guarantor or liquidates or dissolves; or (iv) the Issuer exercises its legal defeasance option or covenant defeasance option or the Issuer’s obligations are discharged as described under “— Discharge, Legal Defeasance and Covenant Defeasance.”

Optional Redemption

Make-Whole Redemption

Prior to the Par Call Date, the Notes will be subject to redemption by the Issuer, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and
•

the sum of the present values, as calculated by the Independent Investment Banker, of the remaining scheduled payments of principal and interest thereon that would be due if the Notes matured on the Par Call Date (exclusive of the interest accrued to the date of redemption) computed by discounting such payments to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the Adjusted Treasury Rate for such Notes plus 25 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Par Redemption

On or after the Par Call Date, the Notes may be redeemed in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

General

The Issuer will transmit notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each holder of the Notes to be redeemed, except that notice may be given more than 60 days before the applicable redemption date in connection with a redemption in connection with a defeasance or satisfaction and discharge as described under “— Discharge, Legal Defeasance and Covenant Defeasance.”  If the Issuer elects to redeem the Notes in part, the trustee will select the Notes to be redeemed pro rata  (or, in the case of Notes evidenced by global notes, in accordance with DTC’s applicable procedures).

Unless the Issuer or any guarantor defaults in the payment of the redemption price plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, interest will cease to accrue on and after the applicable redemption date on the Notes or portions thereof called for redemption.

Any redemption of Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Change of Control Offer

Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of Notes will have the right to require the Issuer to purchase all or any part (provided that no partial repurchase of a Note will be required to the extent such repurchase would reduce the principal amount of such Note to less than $2,000) of the holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent that the Issuer has exercised its right to redeem the Notes as described under “— Optional Redemption” or as otherwise set forth in this section.

Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes as described under “—Optional Redemption” or as otherwise described in this section, the Issuer will send a notice (a “Change of Control Offer”) to each holder of Notes with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:

(1)   that a Change of Control Triggering Event with respect to the Notes has occurred and that such holder has the right to require the Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)   a brief description of the transaction that constitutes or may constitute such Change of Control Triggering Event;

(3)   the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) no earlier than the date of the Change of Control nor later than 30 days from such date, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

(4)   the instructions that a holder must follow in order to have its Notes purchased.

Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent and DTC, prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Issuer may make a Change of Control Offer in advance of a Change of Control, and the Issuer’s Change of Control Offer may be conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).

The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the terms set forth in the indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue thereof.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Issuer and the Subsidiaries taken as a whole.  Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.  Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and the Subsidiaries taken as a whole to another person may be uncertain.

The holders of a majority in principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive the right of the holders to require the Issuer to purchase all or any part of each holder’s Notes as a consequence of a Change of Control Triggering Event.

Associated Definitions

“Change of Control” means the occurrence of any one of the following:

(a)

the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions approved by the Issuer’s board of directors as part of a single plan, of all or substantially all of the assets of the Issuer and the Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Issuer or one or more of the Subsidiaries or a combination thereof or a person controlled by the Issuer or one or more of the Subsidiaries or a combination thereof; or

(b)

the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Issuer, any Subsidiary or any employee benefit plan of the Issuer or any Subsidiary) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer or other Voting Stock into which the Voting Stock of the Issuer is reclassified, consolidated, exchanged, converted or changed, measured by voting power rather than number of shares (excluding a redomestication of the Issuer).

Notwithstanding the foregoing, a transaction will not be deemed to involve a “Change of Control” if, as a result of such transaction, (i) the Issuer becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Issuer immediately prior to such transaction.

“Change of Control Triggering Event” means the ratings of the Notes are lowered by at least two of the three Rating Agencies and, as a result, the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies in any case on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Fitch” means Fitch Ratings, and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, the Issuer will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“S&P” means S&P Global Ratings, and its successors.

“Subsidiaries” is defined below under “— Covenants — Definitions.”

“Voting Stock” of any specified person as of any date means the capital stock or other equity interests of such person that is at the time entitled to vote generally in the election of the board of directors or comparable body of such person.

Covenants

The following is a description of certain covenants of the indenture that limit the ability of the Issuer and its Subsidiaries to take certain actions. Various capitalized terms used within this “Covenants” subsection are defined in the subsection “—Definitions.”

Limitations on Liens

So long as any Notes are outstanding, the Issuer will not, nor will it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any properties of the Issuer or any Subsidiary or upon any securities or Debt of any Subsidiary (whether such properties, securities or Debt is now owned or hereafter acquired) without in any such case effectively providing that the Notes (together with, if the Issuer so determines, any other Debt of the Issuer or any Subsidiary) shall be secured equally and ratably with (or prior to) such Debt so secured by a mortgage on the same assets of the Issuer or such Subsidiary, as the case may be, for so long as such Debt is so secured, except that the foregoing restrictions shall not apply to:

(a)

mortgages on any property acquired, constructed, developed, operated, altered, repaired or improved by the Issuer or any Subsidiary (or mortgages on the shares or stock of, or other equity interests in, a Subsidiary which holds no material assets other than the property being acquired, constructed, developed, operated, altered, repaired or improved) after the Issue Date which are created within 360 days after such acquisition (or in the case of property constructed, developed, operated, altered, repaired or improved, after the completion and commencement of commercial operation of such property, whichever is later), to secure or provide for all or any part of the payment of the purchase price or cost thereof (including to secure indebtedness to finance all or any part of such purchase price or cost); provided that in the case of such construction, development, operation, alteration, repair or improvement, the mortgages shall not apply to any property owned by the Issuer or any Subsidiary before such construction, development, operation, alteration, repair or improvement other than (1) unimproved real property on which the property so constructed, or the development, operation, alteration, repair or improvement, is located or (2) personal property which is so improved;

(b)

(1) mortgages existing on the Issue Date, (2) existing mortgages on property acquired (including mortgages on any property acquired from a person which is consolidated with or merged with or into the Issuer or a Subsidiary) or (3) mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary or is consolidated with or merged with or into the Issuer or a Subsidiary, including mortgages on the shares of stock of, or other equity interests in, such corporation, partnership or other entity; provided that in the case of (3) such mortgages shall only apply to property owned by, or shares of stock of or other equity interests in, such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from the Issuer or another Subsidiary;

(c)	mortgages in favor of the Issuer or any Subsidiary;
(d)

mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments or performance pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing, developing, operating, altering, repairing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type;

(e)

mortgages consisting of pledges or deposits by the Issuer or any Subsidiary under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Issuer or any Subsidiary is a party, or deposits to secure public or statutory obligations or regulatory obligations of the Issuer or any Subsidiary or deposits or cash or United States government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f)

mortgages imposed by law, including materialmen’s, carriers’, warehousemen’s, repairman’s, builders’, workmen’s, landlords’ and mechanics’ liens, in each case for sums not overdue for a period of more than 45 days or being contested in good faith by appropriate proceedings;

(g)

mortgages for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings or which can thereafter be paid without penalty;

(h)

mortgages in favor of issuers of surety or performance and return of money bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Issuer or any Subsidiary in the ordinary course of its business;

(i)

mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, roads, pipe lines, water mains and other similar purposes, or mortgages consisting of zoning or other restrictions as to the use of real properties or mortgages incidental to the conduct of the business of the Issuer or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer or a Subsidiary;

(j)

mortgages arising by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(k)	mortgages in connection with in rem and other legal proceedings, which are being contested in good faith;
(l)

mortgages on the stock, partnership or other equity interest of the Issuer or any Subsidiary in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Debt, provided the amount of such Debt is contributed and/or advanced solely to such Joint Venture;

(m)

mortgages over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(n)

mortgages granted by the Issuer or any Subsidiary on its rights under any insurance policy in order to secure the payment of premiums and other amounts owed to the insurers or other insurance finance company with respect to such insurance policy; or

(o)

any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) through (n), inclusive; provided that such extension, renewal, substitution, refinancing or replacement mortgage shall not extend beyond the property or assets that secured the mortgage extended, renewed, substituted, refinanced or replaced, plus improvements on such property or assets, unless otherwise permitted by this covenant, and the Debt secured by such mortgage is not greater in principal amount than the Debt secured by the mortgage extended, renewed, substituted, refinanced or replaced plus the amount of any premiums, fees and expenses incurred in connection therewith.

In addition to the foregoing exceptions to the limitations set forth in the first paragraph of this subsection “— Limitations on Liens”, the Issuer and any Subsidiary may, without securing the Notes, issue, assume or guarantee Debt secured by a mortgage in an aggregate principal amount that, taken together with the Attributable Debt described in the following sentence, does not in the aggregate exceed the greater of (i) $500 million or (ii) 15.0% of Consolidated Net Tangible Assets at the time of incurrence.  The Attributable Debt to be aggregated for purpose of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of the Issuer and its Subsidiaries under the exception in clause (e)(2) below existing at such time.

Limitations on Sale and Lease-Back Transactions

So long as any Notes are outstanding, the Issuer will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

(a)

entered into by the time of or within 360 days of the later of the acquisition, construction, development, operation, alteration, repair, improvement or placing into service of the property subject thereto by the Issuer or the Subsidiary;

(b)	involving a lease of less than five years;
(c)	entered into in connection with an industrial revenue bond or pollution control financing;
(d)	between or among the Issuer and/or one or more Subsidiaries;
(e)

as to which the Issuer or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes (1) under clauses (a) through (o) in “— Limitations on Liens” above or (2) under the last paragraph of that covenant; or

(f)

as to which the Issuer will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of Notes or Funded Debt of the Issuer or a Subsidiary or (2) the acquisition, construction, development, operation, alteration, repair or improvement of other property, provided that such property is owned by the Issuer or a Subsidiary free and clear of all mortgages.

SEC Reports; Financial Information

The Issuer covenants to furnish to the trustee, within 15 days after the Issuer files the same with the SEC, copies of the annual reports and of the information, documents and other reports that the Issuer is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act; provided, however, that the Issuer will be deemed to have furnished such reports to the trustee if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and the Notes are not freely transferrable under the Securities Act, upon the request of a holder of the Notes, the Issuer will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder, or to a prospective purchaser of a Note designed by such holder, in order to permit compliance with Rule 144A under the Securities Act.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt thereof will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates and the Issuer’s compliance certificates required by the indenture).  The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenant described under “—SEC Reports; Financial Information” or to determine whether such information, documents or reports have been posted on any website or filed with the SEC.

Consolidation, Amalgamation, Merger, Conveyance of Assets

The indenture provides that the Issuer will not consolidate or amalgamate with or merge with or into any other entity or sell, convey, transfer or lease the Issuer’s assets substantially as an entirety to any person, unless:

•

either (a) the Issuer is the surviving entity or (b) the entity (if other than the Issuer) formed by the consolidation or amalgamation or into or with which the Issuer is merged or that acquires the assets shall be organized under the laws of the United States, any state thereof, or the District of Columbia and expressly assumes by supplemental indenture the Issuer’s obligations under the indenture and the Notes; and

•

immediately after giving effect to that transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Notwithstanding the foregoing, the limitations described above shall not apply to a sale, conveyance, transfer or lease of assets between or among the Issuer and any of its wholly owned Subsidiaries.

Event Risk

Except for the limitations described above under the subsections “— Limitations on Liens” and “— Limitations on Sale and Lease-Back Transactions”, the indenture will not afford holders of the Notes protection in the event of a highly leveraged transaction involving the Issuer and will not contain any restrictions on the amount of additional indebtedness that the Issuer or its Subsidiaries may incur.

Definitions

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities, adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Optional Redemption Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such redemption date.  The Issuer (or its designee) will (a) determine the Adjusted Treasury Rate and the make-whole amount with respect to any redemption on the third business day prior to the redemption date, and (b) prior to such redemption date file with the trustee an Officers’ Certificate setting forth the Applicable Treasury Rate and the make-whole amount and showing the calculation of such in reasonable detail.

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

“Consolidated Net Tangible Assets” means the total assets of the Issuer and the Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Issuer and the Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of the Issuer and the Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of the Issuer and the Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with U.S. GAAP (which calculation shall give pro forma effect to any acquisition by or disposition of assets of the Issuer or any Subsidiaries involving the payment or receipt by the Issuer or any Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Credit Agreement” means that certain Credit Agreement, dated as of September 27, 2012, by and among the Issuer, Wells Fargo Bank, N.A., as administrative agent, an l/c issuer, swing line lender and a lender and the other lender parties thereto, as amended, restated, replaced, or refinanced from time to time, whether with the same or different lenders. On March 27, 2018, the Issuer entered into an amended and restated credit agreement among the Issuer, Wells Fargo Bank, National Association, as administrative agent, an l/c issuer, swing line lender and a lender and the other lender parties thereto, which as of the date hereof constitutes the “Credit Agreement” for purposes of the indenture.

“Funded Debt” means Debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such Debt.

“Independent Investment Banker” means Goldman Sachs & Co. LLC, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Issuer.

“Issue Date” means January 19, 2018, the date on which the Notes were first authenticated and delivered under the indenture.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding Voting Stock or other equity interests is owned, directly or indirectly, by the Issuer and/or one or more Subsidiaries.  A Joint Venture is not treated as a Subsidiary.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Notes.

“Optional Redemption Comparable Treasury Price” means, as determined by the Independent Investment Banker, (1) the average of four Optional Redemption Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

“Optional Redemption Reference Treasury Dealer” means each of (i) Goldman Sachs & Co. LLC (or any affiliate thereof that is a primary U.S. governmental securities dealer (a “Primary Treasury Dealer”)), (ii) Wells Fargo Securities, LLC (or any affiliate thereof that is a Primary Treasury Dealer), (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any affiliate thereof that is a Primary Treasury Dealer) and (iv) one other Primary Treasury Dealer selected by the Issuer, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Issuer will substitute for it another Primary Treasury Dealer.

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Par Call Date” means November 1, 2027 (three months prior to the maturity date of the Notes).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Issuer or any Subsidiary of any property from such person, whereby such property had been sold or transferred by the Issuer or any Subsidiary to such person.

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” of the Issuer as such term is defined in Rule 1-02(w) of Regulation S-X as in effect on the date of the base indenture.

“Subsidiary” means (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of Voting Stock is at the time of determination owned or controlled, directly or indirectly, by the Issuer or one or more of the other Subsidiaries or a combination thereof and (2) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by the Issuer or one or more of the other Subsidiaries or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) the Issuer or any of the Subsidiaries is a controlling general partner or otherwise controls such entity.

Mandatory Redemption; Sinking Fund

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Modification and Supplemental Indentures

The Issuer, any guarantors and the trustee may amend or supplement the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under the base indenture that are affected by the amendment or supplement (acting as one class); provided, however, that no such amendment or supplemental indenture may, without the consent of the holder of each outstanding Note affected thereby:

•	reduce the amount of Notes whose holders must consent to an amendment, a supplement or a waiver;
•	reduce the rate of or change the time for payment of interest on the Note;

•	reduce the principal of the Note or change its stated maturity;
•	reduce any premium payable on the redemption of the Note or change the time at which the Note may or must be redeemed;
•	make payments on the Note payable in currency other than U.S. dollars;
•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the Note;
•	make any change in the percentage of principal amount of Notes necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification; or
•	waive a continuing default or event of default regarding any payment on the Notes.

Without the consent of any holder of outstanding Notes, the Issuer, any guarantors and the trustee may amend or supplement the indenture and the Notes to, among other things:

•	cure any ambiguity, omission, defect or inconsistency;
•	provide for the assumption by a successor to the obligations of the Issuer under the indenture;
•	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);
•

provide any security for, any guarantees of or any additional obligors or guarantors on the Notes or the related guarantees or release of any guarantor from its guarantee of the Notes in the manner provided in the indenture;

•	comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	add covenants that would benefit the holders of the Notes or surrender any rights the Issuer or any guarantor has under the indenture;
•	add events of default with respect to the Notes;
•	establish the form or terms of other series of debt securities in accordance with the terms of the indenture;
•

conform the text of the indenture or the Notes to the “Description of the Notes” set forth in the offering circular of the Issuer, dated January 10, 2018, relating to the initial offering of the Old Notes; or

•	make other provisions that do not adversely affect the rights of any holder of outstanding Notes in any material respect.

The holders of a majority in principal amount of the outstanding Notes (or, in some cases, of all debt securities issued under the base indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities.  Those holders may not, however, waive any default or event of default in any payment on any Note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

It is not necessary for the consent of the holders under the indenture to approve the particular form of any proposed amendment or waiver.  It is sufficient if such consent approves the substance of the proposed amendment or waiver.  A consent to any amendment or waiver under the indenture by any holder of Notes may be given in connection with a tender or purchase of such holder’s Notes.  After an amendment or waiver under the indenture requiring consent of the holders becomes effective, the Issuer is required to transmit to the holders a notice briefly describing such amendment or waiver.  However, the failure to transmit such notice, or any defect in the notice, will not impair or affect the validity of the amendment or waiver.

Events of Default

The indenture defines an event of default with respect to the Notes as being:

(1)   a default in payment of any principal of or premium, if any, on any Notes when due, either at maturity, upon any redemption, by declaration or otherwise;

(2)   a default for 30 days in payment of any interest on any Notes;

(3)   a default by the Issuer or any guarantor in compliance with the other agreements with respect to the Notes contained in the indenture for 60 days after written notice by the trustee or holders of at least 25% in principal amount of the outstanding Notes and all other debt securities issued under the base indenture that are affected by that default;

(4)   certain events of bankruptcy, insolvency or reorganization of the Issuer, any guarantor that is a Significant Subsidiary or any group of guarantors that, considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary;

(5)   the failure to keep the full and unconditional guarantee of the Notes by a guarantor that is a Significant Subsidiary or by any group of guarantors that, considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary in full force and effect, except as provided in the indenture; or

(6)   any other default with respect to the Notes provided in a supplemental indenture entered into as described above under “— Modification and Supplemental Indentures.”

A default under one series of debt securities issued under the base indenture will not necessarily be a default under another series, including the Notes. The trustee may withhold notice to the holders of the Notes of any default or event of default (except in any payment on the Notes) if the trustee considers it in the interest of the holders of the Notes to do so.

If an event of default for the Notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes (or, in some cases, 25% in principal amount of all debt securities issued under the base indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on the Notes and all other debt securities issued under the base indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding Notes (or, in some cases, of all debt securities issued under the base indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement. The majority-holders, however, may not rescind or waive a continuing default in payment of principal of, premium, if any, or interest on the Notes.

The trustee is entitled to receive indemnification satisfactory to it from the holders of the Notes before the trustee exercises any of its rights or powers under the indenture.  This indemnification is subject to the trustee’s duty to act with the required standard of care during a default.

In most cases, holders of a majority in principal amount of the outstanding Notes (or of all debt securities issued under the base indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and
•	exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

This right of the holders of the Notes is, however, subject to the provisions in the indenture providing for the indemnification of the trustee and other specified limitations.

In general, a holder of a Note may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for the Notes;
•	the holders of at least 25% in principal amount of the outstanding Notes make a written request to the trustee to pursue the remedy;
•	the holders offer to the trustee security or indemnity satisfactory to the trustee;
•	the trustee fails to act for a period of 60 days after receipt of the request and offer of security or indemnity; and
•	during that 60-day period, the holders of a majority in principal amount of the Notes do not give the trustee a direction inconsistent with the request.

The holder may not, however, prejudice the rights of another holder or obtain a preference or priority over another holder. The above conditions do not affect the right of a holder of a Note to sue for enforcement of any overdue payment.

The indenture will contain a covenant that the Issuer will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Legal Defeasance and Covenant Defeasance

Defeasance.   For purposes of this description, the term “defeasance” means discharge from some or all of the Issuer’s or any guarantors’ obligations under the indenture.  If the Issuer or a guarantor deposits with the trustee any combination of cash or U.S. government securities sufficient to make payments on the Notes on the dates those payments are due (provided that, with respect to any redemption pursuant to “— Optional Redemption” that requires the payment of a premium based on the Adjusted Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Adjusted Treasury Rate as of the third business day preceding the date of such deposit with the trustee and the Issuer agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption on or prior to the date of redemption), then, at the Issuer’s option, either of the following will occur:

•	the Issuer and any guarantor will be discharged from its obligations with respect to the Notes and any related guarantees (legal defeasance); or
•

the Issuer will no longer have any obligation to comply with specified covenants with respect to the Notes (including those described under “—Covenants”) and other specified covenants under the Indenture, the related events of default will no longer apply and any guarantors will be discharged from their obligations under their guarantees (covenant defeasance).

If the Notes are defeased, the holders will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes or maintain paying agencies and hold money for payment in trust.  In the case of covenant defeasance, the Issuer’s obligation to pay principal, premium and interest on the Notes will also survive.

The Issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the Notes to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.  If the Issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge.    In addition, the indenture will cease to be of further effect with respect to the Notes and any related guarantees, subject to certain exceptions, including those relating to registration of transfer or exchange of the Notes, compensation and indemnity of the trustee and repayment to the Issuer of excess money or government securities, when:

•	either
•	all outstanding Notes have been delivered to the trustee for cancellation; or
•	all outstanding Notes not delivered to the trustee for cancellation either:
•	have become due and payable,
•	will become due and payable at their stated maturity within one year, or
•	are to be called for redemption within one year;

and, in the case of the three immediately preceding bullet points, the Issuer or any guarantor has deposited with the trustee any combination of cash or U.S. government securities in trust sufficient to pay the entire indebtedness on the Notes when due; provided that, with respect to any redemption pursuant to “— Optional Redemption” that requires the payment of a premium based on the Adjusted Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Adjusted Treasury Rate as of the third business day preceding the date of such deposit with the trustee and the Issuer agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption on or prior to the date of redemption; and

•	the Issuer or any guarantor has paid all other sums payable by the Issuer with respect to the Notes.

Concerning the Trustee

The trustee is one of a number of banks with which the Issuer and its subsidiaries maintain ordinary banking relationships.  The trustee is the administrative agent, a letter of credit issuer, a swingline lender and a lender under the Credit Agreement and an affiliate of the trustee was an initial purchaser of the Old Notes.

Governing Law

The indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The New Notes initially will be represented by one or more permanent notes in global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear system (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of participants with portions of the principal amount of the Global Notes; and
(2)

ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in Global Notes). Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system.  Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.  Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have Notes registered in their names, will not receive physical delivery of certificated notes and will not be considered the registered owners or “holders” thereof under the indenture governing the Notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the Notes. Under the terms of the indenture, we and the trustee will treat the persons in whose names the Notes, including Global Notes, are registered as the owners of such Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of the trustee or us has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of Notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of any Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or those participants has or have given the relevant direction.

Although DTC, Euroclear and Clearstream have established the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants in DTC, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither we, the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a certificated note in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the applicable Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days;

•	we, at our option and subject to the procedures of DTC, notify the trustee in writing that we elect to cause the issuance of certificated notes; or
•	there has occurred and is continuing an event of default with respect to the Notes and DTC requests the issuance of certificated notes.

In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend unless that legend is not required by applicable law.

Neither we nor the trustee will be liable for any delay by a Global Note holder or DTC in identifying the beneficial owners of the Notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or DTC for all purposes.

Same Day Settlement and Payment

Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to certificated notes, we will make all payments of principal, premium, if any, and interest in the manner described under “Description of the Notes—Payments on the Notes; Paying Agent and Registrar.” We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

We intend to take the position that the exchange of an Old Note for a New Note pursuant to the exchange offer will not constitute a realization event for U.S. federal income tax purposes. Assuming that position is correct, the following will result:

•	a holder of an Old Note will not recognize gain or loss as a result of the exchange of such Old Note for a New Note pursuant to the exchange offer;
•	the holding period of such New Note will include the holding period of the Old Note surrendered in exchange therefor; and
•	a holder’s adjusted tax basis in such New Note will be the same as such holder’s adjusted tax basis in the Old Note surrendered in exchange therefor.

A holder who does not exchange its Old Note for a New Note pursuant to the exchange offer will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the exchange offer.

The U.S. federal tax discussion set forth above is included for general information only. Holders should consult their tax advisors with respect to the tax consequences to them of participation in the exchange offer, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed to amend or supplement this prospectus for a period of up to 180 days after the expiration date of the exchange offer (as such period may be extended pursuant to the registration rights agreement) in order to expedite or facilitate the disposition of any New Notes by such broker-dealers consistent with the positions of the staff of the SEC. We may from time to time suspend the disposition of New Notes pursuant to this prospectus and the related registration statement. In addition, until                , 2018, all dealers effecting transactions in the New Notes may be required to deliver a prospectus during the time periods prescribed by applicable securities laws.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC contained in the Exxon Capital Letters; and
•	must also be named as a selling noteholder in the prospectus relating to any resale transaction.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the Old Notes) other than commissions or concessions of any brokers or dealers and any transfer taxes and will indemnify the holders of the Old Notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the issuance of the New Notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the MS Directional LLC business the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Seventy Seven Energy Inc. (“SSE”) included as Exhibit 99.2 of Patterson-UTI Energy, Inc.’s Current Report on Form 8-K dated April 21, 2017 have been so incorporated in reliance on the reports (which contain an explanatory paragraph relating to SSE’s emergence from bankruptcy on August 1, 2016 and its adoption of fresh-start accounting as described in Note 3 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Offer to Issue

up to $525,000,000 of

3.95% Senior Notes due 2028

in exchange for

up to $525,000,000 of

3.95% Senior Notes due 2028

PROSPECTUS

, 2018

Until                , 2018, all dealers effecting transactions in the securities may be required to deliver a prospectus during the time periods prescribed by applicable securities laws.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Patterson-UTI is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware, which is referred to herein as the “Delaware General Corporation Law.” Under Section 145 of the Delaware General Corporation Law, each director and officer of Patterson-UTI may be indemnified by Patterson-UTI against all expenses and liabilities (including attorney’s fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of Patterson-UTI) in which he or she is involved by reason of the fact that he or she is or was a director or officer of Patterson-UTI if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Patterson-UTI and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Patterson-UTI, the director or officer (i) may be indemnified by Patterson-UTI only for expenses (including attorneys’ fees) but not for judgments, fines or amounts paid in settlements and (ii) may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Patterson-UTI unless a court determines otherwise.

Patterson-UTI’s amended and restated bylaws and restated certificate of incorporation both provide for the indemnification of Patterson-UTI’s directors and officers, to the fullest extent permitted by the Delaware General Corporation Law, for all liability and loss (including attorney’s fees) incurred in defending actions brought against them arising out of the performance of their duties. Patterson-UTI’s restated certificate of incorporation also contains a provision that eliminates, subject to certain exceptions, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of each director of Patterson-UTI to Patterson-UTI and its stockholders for monetary damages for breaches of fiduciary duty as a director.

The foregoing is only a general summary of certain aspects of Delaware law and Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the Delaware General Corporation Law and Patterson-UTI’s restated certificate of incorporation and amended and restated bylaws.

Patterson-UTI has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, Patterson-UTI will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of Patterson-UTI or assumed certain responsibilities at the direction of Patterson-UTI. The preceding discussion of Patterson-UTI’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such indemnification agreements.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits listed below are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit Number	Description
3.1

Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

3.2

Certificate of Amendment to Restated Certificate of Incorporation, as amended (filed August 9, 2004 as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference).

3.3

Certificate of Elimination with respect to Series A Participating Preferred Stock (filed October 27, 2011 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

3.4

Certificate of Amendment to Restated Certificate of Incorporation, as amended (filed July 30, 2018 as Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 and incorporated herein by reference).

3.5	Third Amended and Restated Bylaws (filed July 30, 2018 as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 and incorporated herein by reference).
4.1

Base Indenture, dated January 19, 2018, among Patterson-UTI Energy, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (filed January 19, 2018 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.2

First Supplemental Indenture, dated January 19, 2018, among Patterson-UTI Energy, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (filed January 19, 2018 as Exhibit 4.2 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.3	Form of 3.95% Senior Note due 2028 (included in Exhibit 4.2 above).
4.4

Registration Rights Agreement, dated January 19, 2018, among Patterson-UTI Energy, Inc., the several guarantors named therein and Goldman, Sachs & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed January 19, 2018 as Exhibit 4.4 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of PricewaterhouseCoopers LLP.
23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 above).
24.1*	Powers of Attorney (included on signature pages to this Registration Statement).
25.1*	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Clients.
99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

*	Filed herewith.

(b) Financial Statement Schedules.

Financial statement schedules are omitted because they are not required or the required information is shown in the consolidated financial statements or the notes thereto incorporated by reference in the prospectus that forms a part of this registration statement.

ITEM 22.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

8.To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9.To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on July 31, 2018.

Patterson-UTI Energy, Inc.

By:	/s/ William Andrew Hendricks, Jr.
William Andrew Hendricks, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Andrew Hendricks, Jr. and C. Andrew Smith, or either of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign this registration statement and any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Siegel	Chairman of the Board	July 31, 2018
Mark S. Siegel

/s/ William Andrew Hendricks, Jr.
William Andrew Hendricks, Jr.	President, Chief Executive Officer and Director	July 31, 2018
(Principal Executive Officer)

/s/ C. Andrew Smith	Executive Vice President and Chief Financial Officer	July 31, 2018
C. Andrew Smith
(Principal Financial and Accounting Officer)

/s/ Charles O. Buckner	Director	July 31, 2018
Charles O. Buckner

/s/ Tiffany (TJ) Thom Cepak	Director	July 31, 2018
Tiffany (TJ) Thom Cepak

/s/ Michael W. Conlon	Director	July 31, 2018
Michael W. Conlon

/s/ Curtis W. Huff	Director	July 31, 2018
Curtis W. Huff

/s/ Terry H. Hunt	Director	July 31, 2018
Terry H. Hunt

/s/ Janeen S. Judah	Director	July 31, 2018
Janeen S. Judah